As filed with the Securities and Exchange Commission October 23, 2024

Registration No. 333-143437

Registration No. 333-156492

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

West Pharmaceutical Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	23-1210010
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

530 Herman O. West Dr Exton, PA	19341
(Address of Principal Executive Offices)	(Zip Code)

West Pharmaceutical Services, Inc. 401 (k) Plan

West Contract Manufacturing Savings and Retirement Plan

(Full Title of the Plan)

Kimberly Banks MacKay
Senior Vice President, General Counsel and Secretary
West Pharmaceutical Services, Inc.
530 Herman O. West Drive
Exton, PA 19341
(Name and Address of Agent For Service)

(610) 594-2900
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

West Pharmaceutical Services, Inc., a Pennsylvania corporation (the “Registrant”), is filing this Post-Effective Amendment No. 1 to deregister any and all securities that remain unsold under the Company’s Registration Statements on Form S-8 (Nos. 333-156492 and 333-143437) (the “Registration Statements”), which relate to: (i) the West Pharmaceutical Services, Inc. 401(k) Plan, formerly known as the West Pharmaceutical Services, Inc. Savings Plan; and (ii) The West Contract Manufacturing Savings and Retirement Plan (collectively, the “Plans”). The Registration Statements originally registered an aggregate of 1,550,000 shares (the “Shares”) of common stock of the Registrant, par value $0.25 per share, along with an indeterminate amount of interests (collectively with the Shares, the “Securities”), to be offered and sold pursuant to the Plans.

The Registrant has terminated all offerings of its Securities pursuant to the Plan. Accordingly, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statements pursuant to Rule 478 under the Securities Act of 1933, as amended, to remove from registration any and all Securities registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing an amendment on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Exton, Commonwealth of Pennsylvania, as of the 23rd day of October, 2024.

WEST PHARMACEUTICAL SERVICES, INC.

By:	/s/ Kimberly Banks MacKay
Name: Kimberly Banks MacKay
Title: Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kimberly Banks MacKay and Ryan Metz, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her in any and all capacities, to sign this Post-Effective Amendment to the Registration Statement on Form S-8 of West Pharmaceutical Services, Inc, and any or all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Eric M. Green	Eric M. Green
President and Chief Executive Officer, Chair of the Board

/s/ Bernard Birkett	Bernard Birkett
Senior Vice President, Chief Financial Officer

/s/ Mark A. Buthman	Mark A. Buthman
Director

/s/ William F. Feehery	William F. Feehery
Director

/s/ Robert F. Friel	Robert F. Friel
Director

/s/ Thomas W. Hofmann	Thomas W. Hofmann
Director

/s/ Molly E. Joseph	Molly E. Joseph
Director

/s/ Deborah L. V. Keller	Deborah L. V. Keller
Director

/s/ Myla P. Lai-Goldman	Myla P. Lai-Goldman
Director

/s/ Stephen H. Lockhart	Stephen H. Lockhart
Director

/s/ Douglas A. Michels	Douglas A. Michels
Director

/s/ Paolo Pucci	Paolo Pucci
Director